For Immediate Release
Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports First Quarter Revenue Increase of 39% to $6.9 million

Quarterly Revenue Increases 9% from Prior Quarter

NEW YORK, NY - May 4, 2006 - LivePerson, Inc. (Nasdaq: LPSN), a provider of online conversion solutions, today announced financial results for the first quarter ended March 31, 2006.

Revenue for the first quarter was $6.9 million, a 39% increase from the first quarter of 2005, and a 9% sequential increase versus the fourth quarter of 2005. Revenue growth was due primarily to continuing strong sales of TimpaniTM Sales & Marketing to new and existing customers, as well as solid growth in sales of LivePerson Pro and Contact Center to small and mid-size businesses. Timpani Sales & Marketing analyzes website traffic in real time, enabling LivePerson clients to proactively engage high-value buyers based on their shopping behavior, thereby increasing online customer conversion rates.

“We are very pleased with the results for the quarter,” CEO Robert LoCascio said. “We saw significant revenue growth from both our proactive sales product and our small business contact center product. We also added a number of larger corporations to our Timpani Sales & Marketing client roster, which gives us confidence in the health of that product line.”

LivePerson signed several new blue-chip clients during the quarter, including Charles Schwab, Hoovers and Lands’ End, and expanded business with existing customers, including Bell Canada and Verizon.

Net income for the first quarter of 2006 was $0.3 million or $0.01 per share as compared to net income of $0.3 million or $0.01 per share in the first quarter of 2005. Included in these figures for the three months ended March 31, 2006 is the impact of amortization of stock-based compensation expense of $0.6 million related to the adoption of SFAS No. 123(R). There was no stock-based compensation expense in the three months ended March 31, 2005 as the company was not required to adopt SFAS No. 123(R) until January 1, 2006.

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (EBITDA) for the first quarter of 2006 was $1.0 million as compared to $0.7 million in the first quarter of 2005 and $1.3 million in the fourth quarter of 2005.

The company’s cash balance increased by $2.0 million to $19.1 million at March 31, 2006 as compared to the balance at the end of the prior quarter. This increase is due primarily to cash from operations and, to a lesser extent, cash generated from the exercise of employee stock options.

The company reduced its valuation allowance against deferred tax assets at March 31, 2006 resulting in an effective tax rate of zero.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization and stock-based compensation.

A reconciliation of the differences between EBITDA and the most comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) is located under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Income included in this press release.

LivePerson considers EBITDA and cash from operations to be important financial indicators of the company's operational strength and the performance of its business. EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table below.

Financial Expectations

The company currently expects the following financial results:

•	Revenue of $7.4-$7.5 million for the second quarter of 2006
•	EBITDA of $0.02-$0.03 per share and GAAP EPS of $0.01 for the second quarter of 2006
•	Revenue of $30.0 - $30.5 million for the full year 2006
•	EBITDA of $0.14-$0.16 per share and GAAP EPS of $0.05 for the full year 2006

These GAAP EPS expectations include the estimated impact of a change in accounting policy related to adopting SFAS No. 123(R) as of January 1, 2006. The additional expense related to this change is expected to be $0.05 per share and $0.01 per share, for the full year 2006 and the second quarter of 2006, respectively, based upon the unamortized balance of stock-based compensation expense as of March 31, 2006. This impact may change based upon additional stock option grants, if any, methodology refinement or other factors.

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended
	March 31,
	2006	2005
Total revenue	$6,877	$4,954

Operating expenses:
Cost of revenue	1,462	863
Product development	880	675
Sales and marketing	2,646	1,485
General and administrative	1,501	1,271
Amortization of intangibles	232	235
Total operating expenses	6,721	4,529

Income from operations	156	425

Other income, net	143	43

Income before provision for income taxes	299	468

Provision for income taxes	-	164

Net income	$299	$304

Basic net income per common share	$0.01	$0.01

Diluted net income per common share	$0.01	$0.01

Weighted average shares outstanding used in basic net
income per common share calculation	38,253,681	37,433,446

Weighted average shares outstanding used in diluted net
income per common share calculation	40,504,248	39,448,922

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended
	March 31, 2006
	2006	2005
Net income in accordance with generally
accepted accounting principles	$299	$304
Add/(less):
(a) Amortization of intangibles	232	235
(b) Stock-based compensation	583	-
(c)Depreciation	62	48
(d) Provision for income taxes	-	164
(e) Interest income, net	(143)	(43)
EBITDA (1)	$1,033	$708
Diluted EBITDA per common share	$0.03	$0.02

Weighted average shares used in diluted EBITDA
per common share	40,504,248	39,448,922

EBITDA	$1,033	$708
Add/(less):
Changes in operating assets and liabilities	207	(505)
Provision for doubtful accounts	-	30
Provision for income taxes	-	(164)
Tax benefit from employee stock option exercises	214	152
Deferred income taxes	(221)
Interest income, net	143	43
Net cash provided by operating activities	$1,376	$264

(1)	Earnings before interest, taxes, depreciation, amortization and stock-based compensation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	March 31, 2006	December 31, 2005

ASSETS

Current assets:
Cash and cash equivalents	$19,121	$17,117
Accounts receivable, net	1,816	1,727
Prepaid expenses and other current assets	553	591
Deferred tax assets	221	-
Total current assets	21,711	19,435

Property and equipment, net	568	575
Intangibles, net	558	790
Security deposits	188	180
Other assets	454	446
Total assets	$23,479	$21,426

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$450	$346
Accrued expenses	1,741	1,803
Deferred revenue	1,842	1,618
Total current liabilities	4,033	3,767

Other liabilities	454	446

Commitments and contingencies

Total stockholders' equity	18,992	17,213
Total liabilities and stockholders' equity	$23,479	$21,426

About LivePerson

LivePerson is a provider of online conversion solutions. Our hosted software enables companies to identify and proactively engage online visitors—increasing sales, satisfaction and loyalty while reducing service costs. Combining web-interaction technology (chat, email and a self-service knowledgebase) with a deep understanding of consumer behavior and industry best practices, LivePerson’s TimpaniTM platform engages the right customer, at the right time, with the right communications channel. This Engagement Marketing platform creates more relevant, compelling and personalized experiences—converting traffic into revenues, and facilitating real-time sales and customer service. More than 4,000 companies including EarthLink, Hewlett-Packard, Microsoft, Qwest and Verizon, rely on LivePerson to help maximize the return on their marketing and e-commerce investments. LivePerson is headquartered in New York City.

EBITDA Financial Disclosure

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and non-cash compensation, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our performance. We caution investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Forward Looking Statements

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. The following factors, among others, could cause our actual results to differ materially from those described in a forward-looking statement: our history of losses; potential fluctuations in our quarterly and annual results; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing and customer service solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to the operational integration of acquisitions; risks related to our international operations, particularly our operations in Israel, and the current civil and political unrest in that region; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.